AMENDMENT NO. 1

DISTRIBUTION AGREEMENT

Between

USAA MUTUAL FUNDS TRUST

And

VICTORY CAPITAL SERVICES, INC.

THIS AMENDMENT NO. 1 dated as of April 24, 2023, to the DISTRIBUTION AGREEMENT dated July 1, 2019 (“Agreement”), is made by and among USAA MUTUAL FUNDS TRUST, a Delaware statutory trust (herein called the “Trust”) and VICTORY CAPITAL SERVICES, INC., a Delaware corporation (herein called the “Distributor”). Capitalized terms not otherwise defined herein are to be ascribed to the definitions in the Agreement.

WHEREAS, the Trust desires to retain the Distributor as distributor for each of the Trust’s separate portfolios set forth on Schedule A hereto;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.Effective April 24, 2023, all references to USAA Mutual Funds Trust in the Agreement shall be replaced with Victory Portfolios III.

2.Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

3.Except as set forth in this Amendment, the agreement is unaffected and shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment No. 1 as of the date first written above.

VICTORY PORTFOLIOS III

By: /S/ CHRISTOPHER DYER

Name: Christopher Dyer

Title: President

VICTORY CAPITAL SERVICES, INC.

By: /S/ CHRISTOPHER PONTE

Name:	Christopher Ponte
Title:	Chief Financial Officer

Schedule A

FUNDS

1.Victory Aggressive Growth Fund

2.Victory California Bond Fund

3.Victory Capital Growth Fund

4.Victory Cornerstone Aggressive Fund

5.Victory Cornerstone Conservative Fund

6.Victory Cornerstone Equity Fund

7.Victory Cornerstone Moderate Fund

8.Victory Cornerstone Moderately Aggressive Fund

9.Victory Cornerstone Moderately Conservative Fund

10.Victory Emerging Markets Fund

11.Victory Extended Market Index Fund

12.Victory Global Equity Income Fund

13.Victory Global Managed Volatility Fund

14.Victory Government Securities Fund

15.Victory Growth & Income Fund

16.Victory Growth Fund

17.Victory Growth and Tax Strategy Fund

18.Victory High Income Fund

19.Victory Income Fund

20.Victory Income Stock Fund

21.Victory Core Plus Intermediate Bond Fund

22.Victory International Fund

23.Victory Money Market Fund

24.Victory Nasdaq-100 Index Fund

25.Victory New York Bond Fund

26.Victory Precious Metals and Minerals Fund

27.Victory 500 Index Fund

28.Victory Science & Technology Fund

29.Victory Short-Term Bond Fund

30.Victory Small Cap Stock Fund

31.Victory Target Managed Allocation Fund

32.Victory Target Retirement 2030 Fund

33.Victory Target Retirement 2040 Fund

34.Victory Target Retirement 2050 Fund

35.Victory Target Retirement 2060 Fund

36.Victory Target Retirement Income Fund

37.Victory Tax Exempt Intermediate-Term Fund

38.Victory Tax Exempt Long-Term Fund

39.Victory Tax Exempt Money Market Fund

40.Victory Tax Exempt Short-Term Fund

41.Victory Treasury Money Market Trust

42.Victory Ultra Short-Term Bond Fund

43.Victory Value Fund

44.Victory Virginia Bond Fund

45.Victory Sustainable World Fund

As of April 24, 2023